As filed with the Securities and Exchange Commission on December 21, 2006	Reg. No. 333-

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OIL-DRI CORPORATION OF AMERICA
(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2048898

(State of Incorporation)	(I.R.S. Employer Identification No.)

410 N. Michigan Avenue Chicago, IL 60611
(Address and Zip Code of Principal Executive Offices)

Oil-Dri Corporation of America 2006 Long Term Incentive Plan, as Amended and Restated on July 28, 2006
(Full Title of the Plan)

Maryon Gray Oil-Dri Corporation of America 410 N. Michigan Ave. Chicago, IL 60611 312-321-1515
(Name, Address, and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee

Common Stock, par value $.10 per share	1,060,000 shares	(4)	$15.60	$16,536,000.00	$1,769.35
Class A Common Stock, par value $.10 per share			See Note 4	See Note 4	See Note 4
Class B Stock, par value $.10 per share			See Note 4	See Note 4	See Note 4

(1)

Represents shares authorized for issuance pursuant to the grant or exercise of awards under the Oil-Dri Corporation of America 2006 Long Term Incentive Plan (the “2006 Plan”), which include 847,500 shares plus an estimate of shares underlying awards that are made under the 2006 Plan that the Company expects will be cancelled, forfeited, terminated or lapse for any reason in the future.  In addition, pursuant to Rule 416(a) under the Securities Act of  1933, as amended  (the  “Securities  Act”), this Registration Statement shall also cover any additional shares of Common Stock, Class A Common Stock and Class B Stock to be offered or issued as a result of any  stock  dividend, stock split, recapitalization or other similar transaction.

(2)

Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant’s common stock on the New York Stock Exchange Composite Tape on December 20, 2006.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(4)

This Registration Statement covers, in aggregate, up to 1,060,000 shares of either Common Stock, Class A Common Stock or Class B Stock issuable under the Plan.  Shares issuable under the Plan will be shares of (i) Common Stock unless Class A Common Stock is issued and publicly traded, in which event shares of Class A Common Stock will be issued unless an Award is specifically made with respect to shares of Common Stock.  (At the date hereof, no Class A Common Stock has been issued.); or (ii) Class B Stock, in the case of Awards with respect to Class B Stock to Jaffee Family members who are employees or officers of the Registrant or one of its subsidiaries that is more than 50% owned by the Registrant.

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8.

-i-

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

          The following documents filed with the Commission by Oil-Dri Corporation of America (the “Company”) are incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006 (“2006 Form 10-K”);

(b)

All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2006 Form 10-K (provided that information furnished under Item 2.02, Item 7.01 or any exhibit under Item 9.01 with respect thereto of our Current Reports on Form 8-K  is not incorporated by reference herein); and

(c)

The description of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), and Class B Stock, par value $.10 per share (the “Class B Stock”) under the caption Description of Common Stock, Class B Stock, and Class A Common Stock in the Company’s Proxy Statement dated November 3, 1997.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents, except that, unless specifically stated to the contrary, none of the information disclosed under Items 2.02 or 7.01 of any Current Report on Form 8-K or any exhibit under Item 9.01 of Form 8-K with respect thereto that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included, herein.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4:  Description of Securities

          See Item 3(c), above, with respect to the Class A Common Stock and Class B Stock.  The Common Stock is registered under Section 12 of the Exchange Act.

Item 5:  Interests of Named Experts and Counsel

          Not applicable.

Item 6:  Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful.  A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty.  This provision eliminates director’s liability to the Company or its stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.  The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

          Article VII of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.  The Company has in effect insurance policies providing both directors’ and officers’ liability coverage and corporation reimbursement coverage.

Item 7:  Exemption from Registration Claimed

          Not applicable.

Item 8:  Exhibits

Exhibit	Description of Exhibit	SEC Document Reference

3.1	Certificate of Incorporation of the Company, as amended	Incorporated by reference to Exhibit 4.1 to Oil Dri’s Registration Statement on Form S-8 (Registration No. 333-57625), filed on June 24, 1998.

3.2	By-Laws of the Company, as amended and restated	Incorporated by reference to Exhibit 3.1 to Oil Dri’s (File No. 001-12622) Current Report on Form 8-K, filed on December 11, 2006.

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP	Filed herewith.

23.1	Consent of Sonnenschein Nath & Rosenthal LLP	Included in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith.

24	Power of Attorney	Included on the signature page of this Registration Statement.

Item 9.  Undertakings

(a)  Rule 415 Offering.  The Company hereby undertakes:

                    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

                    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 21, 2006.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Charles P. Brissman

Charles P. Brissman
Vice President and Secretary

POWER OF ATTORNEY

                    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles P. Brissman and Maryon Gray and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard M. Jaffee	Chairman of the Board of Directors	December 21, 2006

Richard M. Jaffee

/s/ Daniel S. Jaffee	President, Chief Executive Officer, and Director	December 21, 2006

Daniel S. Jaffee

/s/ Andrew N. Peterson	Vice President and Chief Financial Officer	December 21, 2006

Andrew N. Peterson

/s/ Daniel T. Smith	Vice President, Controller and Chief Accounting Officer	December 21, 2006

Daniel T. Smith

/s/ J. Steven Cole	Director	December 21, 2006

J. Steven Cole

/s/ Arnold W. Donald	Director	December 21, 2006

Arnold W. Donald

/s/ Joseph C. Miller	Director	December 21, 2006

Joseph C. Miller

/s/ Michael A. Nemeroff	Director	December 21, 2006

Michael A. Nemeroff

/s/ Allan H. Selig	Director	December 21, 2006

Allan H. Selig

/s/ Paul E. Suckow	Director	December 21, 2006

Paul E. Suckow

INDEX TO EXHIBITS

Exhibit	Description of Exhibit	SEC Document Reference

3.1	Certificate of Incorporation of the Company, as amended	Incorporated by reference to Exhibit 4.1 to Oil Dri’s Registration Statement on Form S-8 (Registration No. 333-57625), filed on June 24, 1998.

3.2	By-Laws of the Company, as amended and restated	Incorporated by reference to Exhibit 3.1 to Oil Dri’s (File No. 001-12622) Current Report on Form 8-K, filed on December 11, 2006.

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP	Filed herewith.

23.1	Consent of Sonnenschein Nath & Rosenthal LLP	Included in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith.

24	Power of Attorney	Included on the signature page of this Registration Statement.